[BHPBILLITON LOGO]

NEWS RELEASE

RELEASE TIME         IMMEDIATE

DATE                 26 May 2005

NUMBER               22/05

         BHP BILLITON'S OFFER FOR WMC RESOURCES TO CLOSE ON 3 JUNE 2005


BHP Billiton today announced that it has not extended its offer for WMC Resources (WMC). The offer is due to lapse at 7.30PM (MELBOURNE TIME) ON 3 JUNE 2005 unless BHP Billiton achieves1 acceptances (including instructions under the Acceptance Facility) for more than 50% of WMC shares.
After today, the offer can only be extended in limited circumstances in accordance with the Corporations Act.

Should acceptances and instructions exceed 50%1, the offer will be declared unconditional2 and payment terms accelerated so that accepting shareholders are paid within five business days3.
In these circumstances the offer will also be automatically extended by two weeks from the date such acceptances and instructions exceed 50%.

BHP Billiton Chief Executive Officer, Chip Goodyear said: "WMC shareholders now need to make a decision. We believe that our cash offer of A$7.85 per share is full and fair. All the necessary regulatory approvals have been received and shareholders have been given sufficient time to allow them to assess the merits of our offer."

"It is not in the interests of BHP Billiton or WMC shareholders to further extend the offer. Should the offer lapse, we will continue to follow our clearly set out strategy focussing on value creating opportunities".

In a letter to all WMC shareholders today, WMC Chairman, Tommie Bergman, said that WMC's directors believed that the BHP Billiton offer represented excellent value. "In the 11 weeks since the receipt of BHP Billiton's offer, your Board has not had any other approaches."

Mr Bergman said that WMC's directors planned to accept the offer in respect of their own holdings of WMC shares. "... WMC's share price may fall below A$7.85 if BHP Billiton's offer lapses," he said.

At this time, BHP Billiton has achieved acceptances in respect of 4.49% of WMC shares (no instructions have been received under the Acceptance Facility as at 7.30pm Melbourne time yesterday) and holds an economic exposure to a further 4.3% of WMC shares through cash settled derivative contracts.

--------------------

1  within the last 7 days of the offer

2 a confirmation letter will be provided to the Acceptance Facility operator triggering implementation of all instructions held

3 of the later of the offer becoming unconditional and the shareholder's acceptance being processed or instructions being implemented



        BHP Billiton Limited ABN 49 004 028 077      BHP Billiton Plc
                                                     Registration number 3196209
        Registered in Australia                      Registered in England and
                                                     Wales
        Registered Office: 180 Lonsdale Street       Neathouse Place
        Melbourne Victoria 3000 Australia            London SW1V 1BH
                                                     United Kingdom
        Tel +61 1300 55 4757 Fax +61 3 9609 3015     Tel +44 20 7802 4000
                                                     Fax +44 20 7802 4111

         A member of the BHP Billiton group which is headquartered in Australia

A notice of status of offer conditions is attached.

If shareholders have any questions in relation to the offer or accepting it, they should contact the offer information line on 1300 365 849 (from within Australia) or +61 3 9415 4254 (if calling from outside Australia). If calling from the United States of America, please contact MacKenzie Partners at (212) 929 5500 (call collect) or (800) 322 2885 (toll free) or by email at proxy@mackenziepartners.com.



                                      ****


Further information on BHP Billiton can be found on our Internet site:
HTTP://WWW.BHPBILLITON.COM


AUSTRALIA                              UNITED KINGDOM
Jane Belcher, Investor Relations       Mark Lidiard, Investor & Media
Tel: +61 3 9609 3952                     Relations
Mobile: +61 417 031 653                Tel: +44 20 7802 4156
email: JANE.H.BELCHER@BHPBILLITON.COM  email: MARK.LIDIARD@BHPBILLITON.COM

Tania Price, Media Relations           Ariane Gentil, Media Relations
Tel: +61 3 9609 3815                   Tel: +44 20 7802 4177
Mobile: +61 419 152 780                email:
email: TANIA.PRICE@BHPBILLITON.COM     ARIANE.GENTIL@BHPBILLITON.COM

UNITED STATES                          SOUTH AFRICA
Mark Lidiard, Investor & Media         Michael Campbell, Investor & Media
Relations                              Relations
Tel: USA +1 713 599 6100 or            Tel: +27 11 376 3360
UK +44 20 7802 4031                    Mobile: +27 82 458 2587
email: MARK.LIDIARD@BHPBILLITON.COM    email: MICHAEL.J.CAMPBELL@BHPBILLITON.COM




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FURTHER INFORMATION FOR U.S. HOLDERS
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BHP Billiton has filed the Bidder's Statement, as supplemented from time to time, with the U.S. Securities and Exchange Commission (SEC) under cover of Form CB. Investors and holders of WMC Resources securities are strongly advised to read the Bidder's Statement and any other relevant documents filed with the SEC, as well as any amendments and supplements to those documents, because they will contain important information. Investors and holders of WMC Resources securities may obtain free copies of the informational document (when available) as well as other relevant documents filed with the SEC, at the SEC's website at WWW.SEC.GOV. WMC Resources has issued a target's statement in connection with the offer which investors and holders of WMC Resources securities are strongly advised to read.

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This communication is for information purposes only. It shall not constitute an offer to purchase, sell or exchange or the solicitation of any offer to purchase, sell or exchange any securities of WMC Resources. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.
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


                    NOTICE UNDER SECTIONS 630(3) AND 650F(1)

                       OF THE CORPORATIONS ACT 2001 (CTH)


TO:   WMC Resources Ltd ABN 76 004 184 598:

BHP BILLITON LONSDALE INVESTMENTS PTY LTD ABN 75 004 346 972 ("BHP BILLITON") GIVES NOTICE:



(a) under section 650F(1) of the CORPORATIONS ACT 2001 that BHP Billiton declares the offers dated 29 March 2005 (the "OFFERS") by BHP Billiton under its off-market takeover bid to acquire all of the ordinary shares in WMC Resources Ltd (and the contracts formed by the acceptance of any of those Offers) free from the condition set out in clause 5.1(f) of the Offers (relating to approvals by Public Authorities). The Offers are now free of that condition;

(b)  under section 630(3) of the CORPORATIONS ACT 2001 that:

     (i) the Offers are not free from the conditions set out in clause 5.1 of the Offers other than the following conditions:

          o    FIRB approval (clause 5.1(b) of the Offers);

          o    Hart-Scott-Rodino approval (clause 5.1(c) of the Offers);

          o European Union merger control approval (clause 5.1(d) of the Offers);

          o    ACCC approval (clause 5.1(e) of the Offers); and

          o    Approvals by Public Authorities (clause 5.1(f) of the Offers);

     (ii) so far as BHP Billiton knows, the conditions set out in clause 5.1 of the Offers were, at the time of giving this notice, unfulfilled other than the following conditions:

          o    FIRB approval (clause 5.1(b) of the Offers);

          o    Hart-Scott-Rodino approval (clause 5.1(c) of the Offers);

          o European Union merger control approval (clause 5.1(d) of the Offers);

          o    ACCC approval (clause 5.1(e) of the Offers); and

          o    Approvals by Public Authorities (clause 5.1(f) of the Offers).


BHP Billiton's voting power in WMC Resources Ltd which, so far as BHP Billiton knows, it has at the time of giving this notice is 4.49%.

In addition, BHP Billiton notes that the aggregate of:

          o the number of WMC Resources shares in respect of which acceptance instructions (in the form of acceptance forms and/or directions to custodians to accept BHP Billiton's offer) have been received in the Acceptance Facility as at 7:30pm yesterday (as advised by Merrill Lynch Equities (Australia) Limited to BHP Billiton); and

          o the number of WMC Resources shares in which BHP Billiton has a relevant interest, is 4.49%. The following table is a breakdown of the aggregate amount between those two categories.

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                          NUMBER  OF WMC  RESOURCES PERCENTAGE     OF    WMC
                          SHARES                    RESOURCES'      EXISTING
                                                    ISSUED SHARES
-----------------------------------------------------------------------------

ACCEPTANCE FACILITY       0                         0%
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RELEVANT INTEREST         52,714,956                4.49%
-----------------------------------------------------------------------------

TOTALS                    52,714,956                4.49%
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BHP Billiton also notes that it holds economic exposure to 50,624,000 WMC

Resources shares (4.31% of the issued share capital) through cash settled derivative contracts.

DATED 26 May 2005



                            FOR AND ON BEHALF OF

                            BHP BILLITON LONSDALE INVESTMENTS PTY LTD

                            /s/ Ross Mallett
                            ----------------------------------------
                            ROSS MALLETT
                            SECRETARY